Exhibit 99
Jefferies Group, Inc. And Subsidiaries
Financial Highlights
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	8/31/2010	5/31/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009

Net earnings to common shareholders	$46,256	$84,832	$74,066	$93,520	$86,286	$61,900
Basic EPS (1)	$0.23	$0.42	$0.36	$0.47	$0.42	$0.31
Diluted EPS (1)	$0.23	$0.41	$0.36	$0.46	$0.42	$0.30
Effective tax rate	44%	39%	38%	41%	37%	40%

Total assets (in millions) (2)	$31,636	$32,117	$32,912	$28,189	$27,863	$26,264
Average total assets for quarter (2)	$36,560	$37,597	$35,319	$31,792	$29,379	$29,245
Cash and cash equivalents (in millions)	$2,090	$994	$1,029	$1,853	$1,405	$964
Level 3 assets (in millions) (2) (3)	$488	$512	$657	$884	$842	$661
Level 3 assets - % total assets (2)	1.5%	1.6%	2.0%	3.1%	3.0%	2.5%
Level 3 assets - % total financial instruments owned (2)	3.4%	3.7%	5.1%	9.3%	8.6%	7.9%
Level 3 assets - % common stockholders’ equity (2)	20.9%	22.4%	28.4%	38.3%	39.3%	30.9%

Total common stockholders’ equity (in millions)	$2,340	$2,288	$2,317	$2,309	$2,145	$2,140
Adjusted common stockholders’ equity (4)	$2,484	$2,429	$2,448	$2,362	$2,192	$2,149
Common book value per share (5)	$13.67	$13.33	$13.48	$13.94	$12.66	$12.45
Adjusted book value per share (6)	$12.43	$12.13	$12.17	$12.24	$11.15	$10.79
Tangible common book value per share (7)	$11.52	$11.20	$11.34	$11.71	$10.54	$10.36
Adjusted tangible book value per share (6)	$10.59	$10.30	$10.34	$10.33	$9.32	$8.98

Total capitalization (in millions) (8)	$6,358	$5,762	$5,821	$5,802	$5,348	$4,983
Leverage ratio (2) (9)	12.0	12.3	12.4	10.7	11.3	10.8
Adjusted leverage ratio (2) (10)	12.2	12.3	11.2	9.0	9.8	8.3

Average firmwide VaR (in millions) (11)	$8.62	$8.25	$11.21	$6.46	$7.51	$6.17

Common shares outstanding	171,241	171,591	171,845	165,638	169,332	171,927
Adjusted shares outstanding (12)	199,867	200,286	201,101	193,042	196,613	199,202
Share issued during quarter	372	1,659	8,682	819	1,039	2,680
Shares purchased during the quarter	525	1,620	2,474	4,479	3,532	72

Number of employees	2,971	2,821	2,729	2,628	2,513	2,307

Footnotes
(1)	The following details the calculation of basic and diluted earnings per share as included in our quarterly and annual reports.

	Quarters Ended
	8/31/2010	5/31/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Earnings for basic earnings per common share:
Net earnings	$44,127	$88,497	$78,009	$100,339	$109,820	$73,995
Net earnings to noncontrolling interests	(2,129)	3,665	3,943	6,819	23,534	12,095

Net earnings to common shareholders	46,256	84,832	74,066	93,520	86,286	61,900
Less: Allocation of earnings to participating securities (A)	1,731	2,875	2,163	1,451	1,108	236

Net earnings available to common shareholders	$44,525	$81,957	$71,903	$92,069	$85,178	$61,664

Earnings for diluted earnings per common share:
Net earnings	$44,127	$88,497	$78,009	$100,339	$109,820	$73,995
Net earnings to noncontrolling interests	(2,129)	3,665	3,943	6,819	23,534	12,095

Net earnings to common shareholders	46,256	84,832	74,066	93,520	86,286	61,900
Add: Convertible preferred stock dividends (B)	—	1,016	1,016	1,016	1,016	1,016
Less: Allocation of earnings to participating securities (A)	1,730	2,863	2,158	1,437	1,098	235

Net earnings available to common shareholders	$44,526	$82,985	$72,924	$93,099	$86,204	$62,681

Weighted Average Common Shares:
Basic	195,601	196,944	198,507	196,255	200,609	201,902
Diluted	195,612	201,064	202,630	200,383	204,736	206,027
Earnings per common share:
Basic	$0.23	$0.42	$0.36	$0.47	$0.42	$0.31
Diluted	$0.23	$0.41	$0.36	$0.46	$0.42	$0.30
(A) Represents dividends declared during the period on participating securities plus an allocation of undistributed earnings to participating securities. Losses are not allocated to participating securities. Participating securities represent restricted stock and restricted stock units for which requisite service has not yet been rendered and amounted to weighted average shares of 7,661,000, 6,780,000, 5,815,000, 3,092,000, 2,609,000, and 774,000 for the three months ended August 31, 2010, May 31, 2010, March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009, respectively. Dividends declared on participating securities during the three months ended August 31, 2010, May 31, 2010 and March 31, 2010 amounted to approximately $559,000, $568,000 and $494,000, respectively. No dividends were declared during 2009. Undistributed earnings are allocated to participating securities based upon their right to share in earnings if all earnings for the period had been distributed.
(B) The conversion of our mandatorily redeemable convertible preferred stock is considered anti-dilutive for our three-months ended August 31, 2010.
(2)	This amount represents a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the period ended August 31, 2010.

(3)	Level 3 assets represent those financial instruments classified as such under ASC 820, accounted for at fair value and included within Financial instruments owned. Level 3 assets for which we bear no economic exposure were $371 million at August 31, 2010, which is reflective of the portion of our Level 3 assets that are attributable to third party and employee noncontrolling interests in certain consolidated entities.

(4)	Adjusted common stockholders’ equity represents total common stockholders’ equity plus the unrecognized compensation cost related to nonvested share based awards of $143 million as of August 31, 2010, i.e. granted restricted stock and restricted stock units which contain future service requirements. We believe that adjusted common stockholders’ equity is a meaningful measure as it reflects the current capital outstanding to stockholders, including employee common shareholders, that would be required to be paid out in liquidation.

(5)	Common book value per share equals common stockholders’ equity divided by common shares outstanding.

(6)	Adjusted book value per share equals adjusted common stockholders’ equity divided by adjusted shares outstanding. Adjusted tangible book value per share equals adjusted common stockholders’ equity less goodwill and identifiable intangible assets of $367,705 divided by adjusted common shares outstanding. Previous quarters have been conformed to reflect this calculation. Previous quarters’ calculation did not include any adjustment to common stockholders’ equity. We believe these are meaningful measures as investors often incorporate the dilutive effects of outstanding capital in their valuations.

(7)	Tangible common book value per share equals tangible common stockholders’ equity divided by common shares outstanding. As of August 31, 2010, tangible common stockholders’ equity equals common stockholders’ equity of $2,340,278 less goodwill and identifiable intangible assets of $367,705. We believe that tangible common book value per share and tangible common stockholders’ equity is meaningful as a valuation of financial companies are often measured as a multiple of tangible common stockholders’ equity making these ratios meaningful for investors.

(8)	Total capitalization includes our long-term debt, mandatorily redeemable convertible preferred stock, mandatorily redeemable preferred interest of consolidated subsidiaries and total stockholders’ equity.

(9)	Leverage ratio equals total assets divided by total stockholders’ equity.

(10)	Adjusted leverage ratio equals adjusted assets divided by tangible stockholders’ equity. Adjusted assets equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of August 31, 2010, adjusted assets were $27,737,413. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(11)	VaR is the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see “Market Risk” in Part 1, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” in our Quarterly Report on Form 10-Q for the period ended May 31, 2010.

(12)	Adjusted shares outstanding equals common shares outstanding plus outstanding restricted stock units.